CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), entered into this ______________ day of January 2014, effective January 1, 2014, sets forth the arrangement between TRENT D’AMBROSIO (hereinafter referred to as “Consultant”), and INCEPTION MINING INC., with its principal place of business located at 5320 South 900 East. Suite 260. Murray, Utah 84107 (hereinafter referred to as “Company”), with respect to compensation to which Consultant is entitled to for providing the outlined services under the terms and conditions set forth in this Agreement.

WITNESSETH:

WHEREAS, the purpose of this Agreement is to confirm the engagement of Consultant by Company for purposes of providing financial consulting, business development and general corporate advisory services (the “Services”) in consideration for the compensation described hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1. Purpose; Services; Information. Consultant will undertake to provide Services. Company desires to engage Consultant in connection with the Services. Consultant shall use its commercially reasonable best efforts to preserve the confidentiality of confidential information designated as confidential by Company or that may assumed to be confidential. Consultant understands that the Company is a publicly traded company trading on the OTCBB under the symbol IMII. Consultant understands that it may come in possession of material non-public information. Consultant agrees that it will protect such information and not buy or sell the Company’s securities when in possession of such information. Consultant represents that it is an accredited investor as that term is defined by Regulation D as promulgated under the Securities .Act of 1933, as amended (the “Act”), and all compensation in the form of securities of the Company issued to Consultant under Section 2 of this Agreement shall be issued under Section 4(2) of the Act

2. Compensation. For providing the Services, Company shall pay Consultant the fees set forth on Schedule A.

3. Independent Contractor Relationship. This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a) No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

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(b) Consultant Controls Time and Effort. It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement. Company recognizes that Consultant now renders and may continue to render Consulting, financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to fulfill its obligation hereunder.

(c) Independence from Company. The parties further agree that Consultant and/or any representative of the Consultant (“Representative’*) shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates. Consultant or Representative will not represent that it is an employee of Company. Consultant or Representative shall at all times represent itself and be construed as independent of Company. Consultant or Representative shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes. Consultant’s or Representative’s relationships to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company.

4. Term. The Term of this Agreement shall be for a period of one (1) year (the “Term”): provided, however, the parties may terminate upon providing thirty (30) days written notice. Further, the Company may extend the Term for six (6) month intervals by providing the Consultant w written notice of its intent to extend the Term prior to the expiration of the Term.

5. Notice. Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

6. Law and Jurisdiction; Arbitration. This Agreement shall be governed by and construed under the law s of the State of Utah without regard to principals of conflicts of law s provisions. In the event of any dispute between Company and Consultant arising under or pursuant to the terms of this Agreement, or any matters arising under the terms of this Agreement, the same shall be settled only by arbitration through American Arbitration Association located in Salt Lake City, Utah, in accordance with the Code of Arbitration Procedure published by the American Arbitration Association. The determination of the arbitrators shall be final and binding upon Company and Consultant and may be enforced in any court of appropriate jurisdiction. This Agreement shall be construed by and governed exclusively under the law s of the State of Utah, without regard to its conflicts of law provisions. The venue shall be in the City of Murray. Utah.

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7. Severability. If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

8. Waiver. The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

9. Assignability. This Agreement shall not be assignable by either party.

10. Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

11. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement

12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument. Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

INCEPTION MINING INC.

By:	/s/ Michael Ahlin
Name:	Michael Ahlin
Title:	CEO

/s/ Trent D’Ambrosio
Trent D’Ambrosio

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Schedule A

a.	Company shall reimburse Consultant his actual costs of travel, meals, and lodging to the extent reasonable and necessarily incurred by Consultant in rendering services hereunder, which have been pre-approved by the Company in writing. Consultant shall submit a statement for any month in which out of pocket expenses are incurred showing the reimbursable expenses (including receipts and other backup as applicable) payable with respect to services rendered during such month. Company shall, in accordance with its accounting procedures, remit to Consultant the appropriate amount.

b.	The Company shall pay the Consultant a consulting fee of $18,000 per month (the “lees”) which such Fees shall continue to accrue until the Company closes on a minimum of $250,000 in financing (the “Funding”). After closing the Funding (the “Closing”), the aggregate outstanding accrued Fees shall be paid to Consultant within live (5) days of Closing and the Fees shall be paid to the Consultant on a monthly basis within five (5) business days of the end of every month.

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